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                                                                      EXHIBIT 11


                      SIENA HOLDINGS, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                  Reorganized Company             Predecessor Company
                                                            -----------------------------   --------------------------------
                                                                           Three Month        Nine Month
                                                            Year Ended     Period Ended      Period Ended    Year Ended
                                                             June 30,        June 30,          March 31,       June 30,
                                                               1998            1997              1997            1996
                                                            -----------------------------   --------------------------------

BASIC EARNINGS (LOSS) PER SHARE
    COMPUTATION:
Income (loss) before extraordinary item - available
    to common stockholders ............................      $      47       $     (86)       $ (12,911)     $(250,591)
Extraordinary gain on discharge of debt ...............           --              --            135,966           --
                                                             ---------       ---------        ---------      ---------
Net income (loss)available to common stockholders .....      $      47       $     (86)       $ 123,055      $(250,591)
                                                             =========       =========        =========      =========

Weighted average common shares outstanding ............          4,000*          4,000*              **             **


BASIC EARNINGS (LOSS) PER SHARE:
Income (loss) before extraordinary item - available
    to common stockholders ............................      $    0.01*        $ (0.02)*             **             **
Extraordinary gain on discharge of debt ...............           --              --                 **             **
                                                             ---------       ---------        ---------      ---------
Net income (loss)available to common stockholders .....      $    0.01*        $ (0.02)*             **             **
                                                             =========       =========        =========      =========


DILUTED EARNINGS (LOSS) PER SHARE
    COMPUTATION:
Income (loss) available to common stockholders ........      $      47       $     (86)       $ (12,911)     $(250,591)
Income effect of assumed conversions ..................           --              --               --             --
Extraordinary gain on discharge of debt ...............           --              --            135,966           --
                                                             ---------       ---------        ---------      ---------
Net income (loss)available to common stockholders
    + assumed conversions .............................      $      47       $     (86)       $ 123,055      $(250,591)
                                                             =========       =========        =========      =========

Weighted average common shares outstanding ............          4,000*          4,000*              **             **
Plus: Dilutive potential common shares
        SHI Nonqualified Stock Option Plan ............             44*           -- *               **             **
                                                             ---------       ---------        ---------      ---------
Adjusted weighted average shares outstanding ..........          4,044*          4,000*              **             **
                                                             =========       =========        =========      =========


DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) before extraordinary item ...............      $    0.01*        $ (0.02)*             **             **
Income effect of assumed conversions ..................           --              --                 **             **
Extraordinary gain on discharge of debt ...............           --              --                 **             **
                                                             ---------       ---------        ---------      ---------
Net income (loss)available to common stockholders
    + assumed conversions .............................      $    0.01*      $   (0.02)*             **             **
                                                             =========       =========        =========      =========


* Average share and per share amounts for Reorganized Company based on shares issued or reserved for issuance to creditors.
** Average share and per share amounts are not meaningful due to reorganization.